                                                            Exhibit 23.1




                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated October 26, 1999 (except for Note 12 as to which the date is November 5, 1999) with respect to the financial statements of The Knot, Inc. and our report dated August 18, 1999, with respect to the financial statements of Casenhiser Clothing Company, Inc. included in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-87345) and related Prospectus of The Knot, Inc. dated November 10, 1999.





                                                       /s/ Ernst & Young LLP
                                                       ---------------------
                                                           Ernst & Young LLP



New York, New York
November 10, 1999